U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K/A


                                     CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): February 5, 2003


                                AVERY SPORTS TURF, INC.
               (Exact name of registrant as specified in its charter)


                                        Delaware
            (State or jurisdiction of  incorporation or organization)


                                         0-29447
                                (Commission File Number)


                                        52-2171803
                         (I.R.S. Employer Identification Number)


       7550 24th Avenue South, Suite 168, Minneapolis, Minnesota         55450
            (Address of principal executive offices)                 (Zip Code)

              Registrant's telephone number:  (612) 746-4025, ext. 29


             (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     In the Form 10-KSB for the fiscal year ended December 31, 1999, the Registrant filed as Exhibit 10.2 thereto a Standard Manufacturing Agreement, dated December 3, 2002. The agreement included in that exhibit was not the final agreement as signed by the parties. The correct and current form of this agreement, entered into between the Registrant, Avery Sports Turf, Inc., a Georgia corporation, and George Avery, individually, dated May 14, 2003, is attached as
Exhibit 10 to this Form 8-K/A.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     On February 19, 2003, the Registrant filed a Form 8-K to disclose the resignation of two directors, George Avery and Brent Paschal, and the contents of two letters (each dated January 30, 2003) from these former directors about certain supposed disagreements with the Registrant, including the wording of a Standard Manufacturing Agreement. The Registrant has determined that these letters, received by the Registrant on February 5, 2003, were the result of certain misunderstandings between these individuals and the Registrant and that there was no improper conduct on the part of the resigning directors.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Avery Sports Turf, Inc.



Dated: May 28, 2003                    By: /s/  Gary Borglund
                                       Gary Borglund, President


                               EXHIBIT INDEX

Number                         Description

10    Standard Manufacturing Agreement between the Registrant,
      Avery Sports Turf, Inc., and George Avery, dated May 14,
      2003 (including Addendum) (see below).

17.1 Letter on Director Resignation issued by Brent Paschal, dated April 28, 2003 (incorporated by reference to Exhibit
      17.1 of the Form 8-K filed on February 19, 2003).

17.2 Letter on Director Resignation issued by George Avery, dated April 28, 2003 (incorporated by reference to Exhibit
      17.2 of the Form 8-K filed on February 19, 2003).